Exhibit 99.3	[logo]

FOR IMMEDIATE RELEASE
Newtek Business Services, Inc. Files 10-K

New York, N.Y. - May 11, 2006- Newtek Business Services, Inc. (NASDAQ: NKBS) www.newtekbusinessservices.com), a provider of business services and financial products to the small to medium-sized business market, has announced today that it has filed its Form 10-K annual report for the year ended December 31, 2005.

As previously disclosed, the company’s revenue projections and earnings per share guidance for 2005 have been met or exceeded. Also as previously disclosed, the company received a notice of non-compliance from the staff of The Nasdaq Stock Market based upon the company’s failure to timely file the Form 10-K as required by Nasdaq rules. The company has requested a hearing before a Nasdaq Listing Qualifications Panel, which has been scheduled for June 1, 2006. While the company believes that the filing of the Form 10-K will address the original basis for the staff notice, the Company believes it will be required to attend the hearing to present a plan for filing its Form 10-Q for the quarter ended March 31, 2006. In that regard, the Company does not expect to file the Form 10-Q by the May 15, 2006 deadline. The company believes that it meets all other requirements for continued listing; however, there can be no assurance that the Panel will grant the Company’s request for continued listing.

Barry Sloane, Chairman and CEO of Newtek Business Services, Inc., said, “The Company takes its responsibility to file accurate and timely periodic reports with the SEC seriously and we are committed to continuing to improve upon our ability to report our financial results consistent with that responsibility.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor of business services and financial products to the small to medium-sized business market. According to the SBA, there are over 23 million small businesses in the United States which in total represent 99.7% of all employers, generate 60 - 80 percent of all new jobs annually and generate more than 50% of non-farm GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 60,000 customers with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:
· Newtek Small Business Finance: U.S. government-guaranteed small business lending services;
· Newtek Merchant Solutions: electronic merchant payment processing solutions;
· Newtek Insurance Agency: commercial and personal insurance;
· Newtek Web Hosting: domain registration, hosting, web design and development;
· Newtek Data Storage Services: data backup, archival and retrieval services;
· Newtek Financial Information Systems: outsourced digital bookkeeping; and
· Newtek Tax Services: tax filing, preparation and advisory services.

Contacts:
Newtek Business Services
Barry Sloane
Chairman of the Board & CEO
212-356-9500
bsloane@newtekbusinessservices.com

Amanda Senese
Newtek Business Services, Inc.
462 Seventh Avenue
14th Floor
New York, NY 10018
Direct: (212) 356-9571
Phone: (212) 356-9500 ext. 10103
Fax: (212) 643-1006
asenese@newtekbusinessservices.com

The statements in this release may contain forward looking statements relating to such matters as anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward looking statements. In order to comply with the terms of the safe harbor, Newtek Business Services, Inc. notes that a variety of factors could cause its actual results to differ materially from the anticipated results expressed in the Company's forward looking statements such as intensified competition and/or operating problems and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ 2005 annual report on Form 10-K.